Exhibit 99.1

         AirNet Announces Third Quarter 2003 Financial Results

    MELBOURNE, Fla.--(BUSINESS WIRE)--Nov. 12, 2003--AirNet
Communications Corporation (Nasdaq:ANCC):

    THIRD QUARTER FINANCIAL HIGHLIGHTS:

    --  Net Revenue was $4.5M, exceeding forecast

    --  Gross Margins were $1.4M or 31% up from 25% in Q3, 2002

    -- Loss from Operations was ($3.2M) which included $1.2M of non-cash stock option charges compared with our Q2, 2003 loss, which was our best performance since going public, of ($2.5M)

    -- Net Loss Attributable to Common Stock was $20.2M or ($0.56) per share and included $16.9M (EPS impact of $0.47) of non-cash charges associated with the $16M Senior Secured Debt financing consummated in the quarter and $1.2M (EPS impact of $0.03) of non-cash stock option charges

    --  Cash Flow from Operations was ($3.6M) vs. ($4.0M) in Q3, 2002

    RECENT BUSINESS DEVELOPMENTS:

    -- Signed OEM Reseller Agreement with a "Top 5" communications equipment company

    -- Signed a Master Purchase Agreement with a North American customer for the sale of $4.0M in AdaptaCell SuperCapacity adaptive array base stations and related products over the next two years with $0.5M scheduled for shipment in 1Q04

    -- Secured approximately $6.0M of new customer purchase orders, which includes only $0.5M of the above noted adaptive array contract, so far in Q4, 2003

    -- Notified of 2004 budget appropriation earmarked for a governmental entity to purchase approximately $2.0M in AirNet products

    AirNet Communications Corporation (Nasdaq:ANCC) today reported financial results for its third quarter ended September 30, 2003.

    Financial Results

    The Company reported net revenue of $4.5 million in the third quarter, compared to $7.3 million in the third quarter of 2002. The Loss from Operations was ($3.2 million) which included $1.2 million of non-cash stock option charges that resulted from the funding transaction compared to a loss of ($2.8 million) including $0.1 million of non-cash stock option charges in the third quarter of 2002. The Q2, 2003 loss from operations of ($2.5 million), which included $0.003 million of non-cash stock options charges, was the lowest loss from operations since going public. Gross margins for the third quarter were $1.4 million or 31% compared to year ago gross margins of $1.8 million or 25%. The Q3, 2003 Net Loss Attributable to Common Stock was ($20.2 million) or ($0.56) per share vs. ($3.8 million) or ($0.16) per share in Q3, 2002. The Q3, 2003 loss included non-cash charges totaling $18.1 million with an EPS impact of ($0.50) per share. The components of that charge include: $9.0 million associated with the conversion feature of the debt; $7.9 million associated with the Series "B" Preferred conversion inducement; and $1.2 million of stock option compensation expense.
    Cash Used in Operating Activities for the third quarter was $3.6 million, compared to a use of cash of $4.0 million in the third quarter of 2002. Financing activity for the quarter generated $2.2M of cash primarily from the $16M Senior Debt Financing completed in August 2003.
    Per share amounts for the third quarter of 2003 results were based on 36.1 million weighted average shares and excludes shares issuable upon the conversion of the Senior Secured Convertible Debt and shares underlying outstanding options because the effect of including those shares would be anti-dilutive.

    Management's Discussion of Financial Results and Outlook

    Net revenue for the three months ended September 30, 2003 decreased $2.8 million or 39% to $4.5 million compared to $7.3 million for the three months ended September 30, 2002. This decrease was largely attributed to decreased revenue from our projects in Asia and Africa.
    Gross profit for the three months ended September 30, 2003 decreased $0.4 million or 25% to $1.4 million as compared to $1.8 million for the three-month period ended September 30, 2002. The gross profit margin percentages increased and were 31% and 25% for the three months ended September 30, 2003 and 2002, respectively. The gross profit percentage increase was attributable to a more favorable revenue mix. Q3, 2003 operating expenses were $4.5 million, which included $1.2 million of non-cash stock option compensation expense compared to Q3, 2002 operating expenses, which were $4.7 million and included a $0.7 million gain on vendor settlements.
    The Company also announced that the outlook for fiscal year 2004 was improving. The Company was informed that a governmental entity had received a Congressional appropriation in the approximate amount of $2 million in the 2004 U.S. Budget to purchase AirNet products. The Company also announced today that it had executed an OEM agreement with a "Top 5" Communications Equipment company (based on market equipment market share) for the resale of AirNet products in North America and this new OEM customer has purchased an AirNet "showcase system" for approximately $500 thousand. This agreement marked the first time in AirNet's history that it had signed such an OEM agreement with a "Top 5" Communications Equipment company. The Company has now received purchase orders in 4Q03 totaling approximately $6.0 million for delivery commencing in the fourth quarter of this year and continuing through the first nine months of fiscal year 2004. The Company also announced it has signed a Master Purchase Agreement with a North American customer for the sale of approximately $4.0M in AdaptaCell SuperCapacity adaptive array base stations and related products over the next two years. Approximately $0.5 million of the adaptive array sale is scheduled for shipment in the first quarter next year. Only $0.5 million of the $4.0 million adaptive array commitment has been included in the $6.0 million in 4Q03 orders noted above.
    "We focused our efforts in the third quarter on developing a number of strategic business opportunities, and we are starting to see the benefits," said Glenn Ehley, President & CEO for AirNet Communications. "The Company's product portfolio and business is aligned for growth and capturing new customers. We are cautiously optimistic as we approach fiscal year 2004."

    Conference Call

    AirNet's management will host a conference call at 4:15 p.m. ET today to discuss the results and provide an outlook for the third quarter. Those interested in listening to the conference call should dial 785/832-1508, Conference ID: AIRNET. For those who cannot participate in the live conference call, a replay will be available beginning at 8 p.m. ET on Wednesday, November 12, 2003, until midnight ET on November 21, 2003. The replay number for the conference call is 402/220-1123.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321/984-1990, or by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 and Other Applicable Law
    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties are that there can be no assurance that the Company will be successful in obtaining new business or that the "Top 5" communications equipment manufacturer, discussed above, will purchase any products from the Company; that there can be no assurance that the governmental entity and the Company will finalize a purchase contract for AirNet products; that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreement associated with the debt financing, that installment payments on the notes sold in the financing may not be paid when due, and that the company may not be able to continue to operate as a going concern even after the consummation of the financing. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    The stylized AirNet mark, AirNet(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office., AdaptaCell(TM), Super Capacity(TM), Backhaul Free(TM), are trademarks of AirNet
Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.


Financial Schedules
--  Condensed Statement of Operations
--  Cash flow Summary
--  Condensed Balance Sheets


                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
          (All financial information included is unaudited.)
                  CONDENSED STATEMENT OF OPERATIONS

                        For the three months     For the nine months
                               ended                   ended
                            September 30,           September 30,
                           2003        2002        2003        2002
                       ----------- ----------- ----------- -----------
NET REVENUES               $4,461      $7,305     $10,696     $21,026
COST OF REVENUES            3,072       5,457       7,811      15,441
WRITE-DOWN OF EXCESS
 AND OBSOLETE INVENTORY        11           -         207           -
                       ----------- ----------- ----------- -----------
    Gross profit            1,378       1,848       2,678       5,585
OPERATING EXPENSES:
 Research and
  development               2,170       3,046       6,759       9,688
 Sales and marketing          514       1,391       1,869       4,353
 General and
  administrative            1,862         912       3,670       3,500
 Gain on vendor
  settlement                    -        (673)          -        (704)
                       ----------- ----------- ----------- -----------
     Total costs and
      expenses              4,546       4,676      12,298      16,837
                       ----------- ----------- ----------- -----------
LOSS FROM OPERATIONS       (3,168)     (2,828)     (9,620)    (11,252)
                       ----------- ----------- ----------- -----------
TOTAL OTHER (EXPENSE)
 INCOME                    (9,141)        159      (9,210)        352
                       ----------- ----------- ----------- -----------
NET LOSS                  (12,309)     (2,669)    (18,830)    (10,900)
ACCRETION OF ISSUANCE
 COSTS -  REDEEMABLE
 PREFERRED STOCK                -        (511)          -      (1,450)
PREFERRED DIVIDENDS             -        (600)          -      (1,800)
CONVERSION CHARGE          (7,895)          -      (7,895)          -
                       ----------- ----------- ----------- -----------
NET LOSS ATTRIBUTABLE
 TO COMMON STOCK         $(20,204)    $(3,780)   $(26,725)   $(14,150)
                       =========== =========== =========== ===========
NET LOSS PER SHARE
 ATTRIBUTABLE TO
 COMMON STOCKHOLDERS-
 BASIC AND DILUTED         $(0.56)     $(0.16)     $(0.93)     $(0.59)
                       =========== =========== =========== ===========
WEIGHTED AVERAGE SHARES
 OUTSTANDING - USED
 IN CALCULATING BASIC
 AND DILUTED LOSS
 PER SHARE             36,087,523  23,833,296  28,745,715  23,815,218
                       =========== =========== =========== ===========



                          CASH FLOW SUMMARY

                         For the three months     For the nine months
                               ended                   ended
                             September 30,           September 30,
                           2003        2002        2003        2002
                       ----------- ----------- ----------- -----------

CASH USED IN OPERATING
 ACTIVITIES               $(3,648)    $(4,035)    $(6,712)      $(185)
CASH PROVIDED BY
 (USED BY) INVESTING
 ACTIVITIES                   (88)         70        (186)         43
CASH PROVIDED BY
 (USED BY) FINANCING
 ACTIVITIES                 2,228         (82)      8,196        (217)
                       ----------- ----------- ----------- -----------
NET CHANGE IN CASH        $(1,508)    $(4,047)     $1,298       $(359)
                       =========== =========== =========== ===========


                       CONDENSED BALANCE SHEETS

                                                 Sept. 30,    Dec. 31,
                                                   2003        2002
                                               ----------- -----------
ASSETS
 Cash and cash equivalents                         $4,503      $3,205
 Accounts receivable - net                          2,781         569
 Inventories                                       12,494      14,459
 Notes receivable                                     495         923
 Other current assets                                 740       1,063
                                               ----------- -----------
 TOTAL CURRENT ASSETS                              21,013      20,219
 PROPERTY AND EQUIPMENT, NET                        6,130       8,160
 OTHER LONG-TERM ASSETS                             2,428       2,451
                                               ----------- -----------
 TOTAL ASSETS                                     $29,571     $30,830
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable                                  $2,326      $2,801
 Accrued expenses                                   3,357       3,597
 Current portion of capital lease obligations          92          53
 Customer deposits                                    763         102
 Deferred revenues                                    628       1,403
                                               ----------- -----------
 TOTAL CURRENT LIABILITIES                          7,166       7,956
 TOTAL LONG-TERM LIABILITIES                        9,714         837
 TOTAL STOCKHOLDERS' EQUITY                        12,691      22,037
                                               ----------- -----------
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $29,571     $30,830
                                               =========== ===========



    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, 321/953-6783
             sdawley@airnetcom.com